THIRD BUSINESS FINANCING MODIFICATION AGREEMENT

This Third Business Financing Modification Agreement is entered into as of March 29, 2013, by and between BRIDGE BANK, NATIONAL ASSOCIATION (“Lender”) and INUVO, INC., a Nevada corporation (“Parent”), BABYTOBEE, LLC, a New York limited liability company (“Babytobee”), KOWABUNGA MARKETING, INC., a Michigan corporation (“Kowabunga”) VERTRO, INC., a Delaware corporation (“Vertro”) and ALOT, INC., a Delaware corporation (“ALOT”) and together with Parent, Babytobee, Kowabunga and Vertro, each a “Borrower” and collectively, “Borrowers”)

1.    DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrowers to Lender, Borrowers are indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated March 1, 2012 by and between Borrowers and Lender, as may be amended from time to time, including by that certain First Business Financing Modification Agreement dated as of June 29, 2012 and that Second Business Financing Modification Agreement dated as of October 11,2012 (collectively, the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all indebtedness owing by Borrowers to Lender shall be referred to as the “Indebtedness” and the Business Financing Agreement and any and all other documents executed by a Borrower in favor of Lender shall be referred to as the “Existing Documents.”

2.    DESCRIPTION OF CHANGE IN TERMS.

A.Modification(s) to Business Financing Agreement:

i) Section 1.12(c) of the Business Financing Agreement is hereby amended and restated in its entirety to read as follows:

“(c)    Repayment. Borrowers shall repay the Term Loans in (i) 45 equal installments of principal plus (ii) monthly payments of interest beginning on June 10, 2012, and on the 10th calendar day of each month thereafter until the Term Loan Maturity Date. In any event, on the Term Loan Maturity Date, Borrowers will repay the remaining principal balance plus any interest then due on the Term Loans.”

ii) Section 4.15 of the Business Financing Agreement is hereby deleted in its entirety and replaced by the following:

“4.15 Maintain Borrowers’ consolidated financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

(a)    Asset Coverage Ratio, measured monthly, of not less than (i) 0.70 to 1.00 for the February 2013, March 2013, April 2013 and May 2013 measuring periods, (ii) 0.80 to 1.00 for the June 2013, July 2013, August 2013 and September 2013 measuring periods, (iii) 1.15 to 1.00 for the October 2013 and November 2013 measuring periods and (iv) 1.25 to 1.00 for the December 2013 measuring period and each monthly measuring period thereafter.

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(b)    Debt Service Coverage Ratio, measured monthly on a trailing 3 month basis, of not less than 1.75 to 1.00 for each measuring period beginning February 28, 2013.”

ii) The following defined terms are hereby to Section 12.1 of the Business Financing Agreement, or amended and restated, as follows:

“Maturity Date” means two years from the Third Modification Date or such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

“Third Modification Date” means March 29, 2013.

3.    CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4.    RESERVED.

5.     NO DEFENSES OF BORROWER/GENERAL RELEASE. Each Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each Borrower (each, a “Releasing Party”) acknowledges that Lender would not enter into this Business Financing Modification Agreement without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Business Financing Modification Agreement, each Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Business Financing Modification Agreement and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Agreement or otherwise.

6.    CONTINUING VALIDITY. Each Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon such Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the

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Indebtedness. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement. The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent Business Financing modification agreements.

7.    CONDITIONS. The effectiveness of this Business Financing Modification Agreement is conditioned upon delivery by each Borrower of updated Corporate Resolutions to Borrow.

8.    COUNTERSIGNATURE. This Business Financing Modification Agreement shall become effective only when executed by Lender and each Borrower.

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IN WITNESS WHEREOF, Borrowers and Lender have executed this Third Business Financing Modification
Agreement on the day and year above written.

BORROWERS:		LENDER:

INUVO, INC.		BRIDGE BANK NATIONAL ASSOCIATION

By	/s/ Wallace D. Ruiz	By	/s/ Sarah Schmidt
Name:	Wallace D. Ruiz	Name:	Sarah Schmidt
Title:	CFO	Title:	SVP

BABYTOBEE, LLC

By	/s/ Wallace D. Ruiz
Name:
Title:

KOWABUNGA MARKETING, INC.

By	/s/ Wallace D. Ruiz
Name:
Title:

VERTRO, INC.

By	/s/ Wallace D. Ruiz
Name:
Title:

ALOT, INC.

By	/s/ Wallace D. Ruiz
Name:
Title:

[Signature Page to Third Business Financing Modification Agreement]

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